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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-62787 and 333-56645), in the Registration Statement on Form S-4 (No. 333-03107), and in the Registration Statements on Form S-8 (Nos. 33-57077, 33-57081, 33-57083, 33-64553, 333-10389,
333-17891, 333-36339, 333-50541, and 333-67035) of AirTouch Communications, Inc.
of our report dated February 16, 1999, relating to the financial statements of Mannesmann Mobilfunk GmbH, which appears in AirTouch Communications Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



Dusseldorf, Germany

March 29, 1999

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ Scheffler            /s/ Haas
Wirtschaftsprufer        Wirtschaftsprufer